Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post–Effective Amendment No. 120 to the Registration Statement on Form N–1A of Fidelity Rutland Square Trust II: Strategic Advisers Short Duration Fund, Strategic Advisers Tax-Sensitive Short Duration Fund and Strategic Advisers Municipal Bond Fund, of our reports dated July 14, 2022; Strategic Advisers Fidelity U.S. Total Stock Fund, Strategic Advisers Fidelity Core Income Fund, Strategic Advisers Fidelity Emerging Markets Fund and Strategic Advisers Large Cap Fund, of our reports dated July 15, 2022, relating to the financial statements and financial highlights included in the May 31, 2022 Annual Reports to Shareholders of the above referenced funds, which are also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
July 21, 2022